EX-99.A10

Jackson National Life Insurance Company
For application questions or assistance, please call 800/766-4683 (7:00 a.m. to 6:00 p.m. MT).

Application for
Perspective Lifesm
USE DARK INK ONLY



         1.       Proposed Insured
Name (first, middle initial, and last)
Street Address             Apt. No.
City, State, and ZIP
Date of Birth     State of Birth    Sex
         /        /        n M      n F
Social Security Number
     /      /

         2.       Proposed Second Insured (Complete if applicable.)


Name (first, middle initial, and last)
Street Address             Apt. No.
City, State, and ZIP
Date of Birth     State of Birth    Sex
         /        /        n M      n F
Social Security Number
     /      /

         3. Owner (If other than Proposed Insured[s].) (If there are two Insureds, the policy will be owned jointly unless otherwise specified below.)

Name (first, middle initial, and last)
Street Address             Apt. No.
City, State, and ZIP
Relationship to Proposed Insured(s)         E-mail Address

Social Security Number or Tax I.D. No.

         4.       Beneficiary -- Indicate % share

The beneficiary of the Second Insured (if applicable) shall be the Insured, unless specified otherwise in Section 5.

Name of Primary Beneficiary(ies)    Relationship(s)  %

Name of Contingent Beneficiary(ies)         Relationship(s)   %


         5. Special Requests and Remarks (Not applicable in Pennsylvania and West Virginia.)



         6.       Insurance Applied for
         Amount of Insurance                Premium
6a.      $        6b.      $
6c.      Will the proposed policy replace any existing annuity or life insurance
policy?  n Yes     n No
         If "Yes," list the following:
         Name of transferring company
         Policy number
         Approximate amount $
         My Request for Transfer
         or Exchange of Assets form is attached.     n Yes
6d.      Please check one if applicable.
         n I have enclosed a check for my initial payment of $ , and I have read and received a copy of the Temporary Insurance Agreement.
         n My initial payment will be transferred from the company named in 6c.

         7. Premium Allocation (Whole percentages -- must total 100%) Separate Account Investment Division Options
         %        JNL(R)/Janus Aggressive Growth
         %        JNL/Janus Capital Growth
         %        JNL/Janus Global Equities
         %        JNL/Alger Growth
         %        JNL/Eagle Core Equity
         %        JNL/Eagle SmallCap Equity
         %        JNL/J.P. Morgan Enhanced S&P 500(R)Index
         %        JNL/Putnam Growth
         %        JNL/Putnam Value Equity
         %        PPM America/JNL Balanced
         %        PPM America/JNL High Yield Bond
         %        PPM America/JNL Money Market
         %        Salomon Brothers/JNL Global Bond
         %        Salomon Brothers/JNL U.S. Government & Quality Bond
         %        T. Rowe Price/JNL Established Growth
         %        T. Rowe Price/JNL International Equity Investment
         %        T. Rowe Price/JNL Mid-Cap Growth
         %        JNL/First Trust The DowSM Target 10
         %        JNL/S&P  Conservative  Growth I
         %        JNL/S&P Moderate Growth I
         %        JNL/S&P Aggressive Growth I
         %        JNL/S&P Very Aggressive Growth I
         %        JNL/S&P Equity Growth I
         %        JNL/S&P Equity Aggressive Growth I
Fixed Account Option                %

         8.       Rebalancing
I  (We)  authorize  the  Company  to  rebalance  our  accounts  to  the  current allocation.
Rebalancing should occur (choose one):
n Monthly   n Quarterly   n Semiannually   n Annually
Beginning on ____/____/____ (mm/dd/yyyy)
         9.       Dollar-Cost Averaging

I (We) authorize the Company to transfer the following amount as indicated below. Transfers are available from all accounts. Minimum transfer is $100. Transfer Frequency (choose one):
n Monthly   n Quarterly   n Semiannually   n Annually
Make the first transfer on ____/____/____ (mm/dd/yyyy)
         From     To       Amount
                                    $
                                    $
                                    $
                                    $
         10.      Authorization for
                  Electronic Transactions (Please initial)
I (We) hereby authorize electronic transactions, subject to the conditions set forth below: (If election is left blank, the Company

         Yes      No       will assume "Yes.")
Jackson National Life Insurance Company (JNL) has procedures designed to provide reasonable assurance that electronic transactions are genuine. Such procedures include requesting identifying information and tape recording telephone communications. If JNL fails to employ reasonable procedures to ensure that electronic transactions are genuine, we may be held liable for such losses. Neither JNL nor its producers or representatives who act on its behalf shall be subject to any claim, loss, liability, cost or expense in connection with an electronic transaction if acted on in good faith in reliance on this authorization.
         11.      Proposed Insureds' Information
0
11a.     Insured's Employer
11b.     Insured's Annual Income    11c.    Insured's Net Worth
         $                 $
11d.     Second Insured's Employer (if applicable)

11e.     Second Insured's Annual Income     11f.     Second Insured's Net Worth
         $                 $

11g.     Have you ever been declined for life insurance?
                  Insured  n Yes    n No    2nd Insured       n Yes    n No
         11h.     Have you ever had, or been treated by a member of the
medical profession for, cancer (other than basal cell skin
cancer), melanoma, any immunodeficiency disease, diabetes treated with insulin, heart attack or disease, stroke, or any disorder of the central nervous system?
                  Insured  n Yes    n No    2nd Insured       n Yes    n No
         11i. Have you within the past 5 years had or been treated by a member of the medical profession for kidney failure, liver disorder, respiratory disease, muscular disorder, mental or nervous disorder, Alzheimer's disease, or alcohol or drug abuse?
                  Insured  n Yes    n No    2nd Insured       n Yes    n No
         11j. To the best of your knowledge and belief, do you have, or have you ever been told you have, or been treated (by a member of the medical profession) for acquired immune deficiency syndrome (AIDS), AIDS-Related Complex (ARC), or AIDS related conditions?
                  Insured n Yes n No 2nd Insured n Yes n No 11k. Have you smoked cigarettes within the past 12 months?
                  Insured  n Yes    n No    2nd Insured       n Yes    n No
Details to any "Yes" answers above (including diagnosis, treatment, result, date, duration, and physician's name and address).



11l. If we are unable to issue a life insurance policy, do you wish to receive information about an annuity contract?
                  Insured  n Yes    n No    2nd Insured       n Yes    n No

         12. Suitability To be completed by the Owner(s).
12a. Do you believe that the policy applied for in this application will meet your insurance and financial objectives?
                  n Yes    n No
12b. Do you understand that the death benefit, policy value, and withdrawal value may increase or decrease, depending on the experience of the Fixed Account and Separate Accounts?
                  n Yes    n No
12c. Do you understand that the initial premium will be allocated to the money market account upon issue of the policy until the Allocation Date?
                  n Yes    n No
12d.     Did you receive a copy of the prospectus?
                  n Yes    n No
Date of prospectus _____/_____/_____ (mm/dd/yyyy)

         13.    Acknowledgement, Agreements, Representations, and Authorizations
13a.     Owner's Statement
         By signing this Application, I acknowledge that (please check the one that applies): n I did receive an illustration that matches the coverage applied for. n The coverage applied for differs from the coverage illustrated.
         n I did not receive an illustration.
13b.     Agreements and Representations
         General
         I represent to the best of my knowledge and belief that all information in this Application, and all additions to this Application including, but not limited to, examination reports, questionnaires, and amendments are true, complete and correctly recorded. I acknowledge that the Company will rely on this information to determine whether, and on what terms, to issue a policy. I understand that if any information is false, incomplete or incorrectly recorded, any policy issued may be void. I have received and read the Notice of Disclosure, Insurance Information Practices, Fair Credit Reporting Act, and Medical Information Bureau Notice. I have received and read the Disclosure Statement for terminal illness rider. I (We) certify the Social Security or Tax Identification number shown in this application is correct.
         Limits of Authority
         I understand that no sales producer/representative is authorized to accept risks or bind coverage, decide insurability, modify the Application or the policy, or waive any of the Company's rights or requirements.
         When Coverage Takes Effect
         I agree that insurance coverage under the policy I am applying for will not take effect until the Policy Issue Date, and then only if all of the information provided in the Application, and all additions to the Application, continues to be true and complete as of the Issue Date. However, commencement of coverage is subject to the following conditions: (1) Coverage will not take effect until the date the premium is received by the Company, and then only if all of the information provided in the Application, and any additions to the Application continue to be true and complete as of that date; (2) If a Health Certificate is required, coverage will not take effect until the Certificate has been truthfully and accurately completed and signed by the Proposed Insured(s), and reviewed and approved by the Company. I understand that if any of the information provided in the Application, or any additions to the Application, changes prior to coverage becoming effective as set forth above, I must inform the Company in writing, and no coverage will be in effect until the Company determines whether to provide coverage and on what terms.
         Authorization
         I authorize any physician, medical practitioner, hospital or medically related facility, insurance company, the Medical Information Bureau ("MIB"), credit bureau(s), employers, or any other institution or person to release to Jackson National Life Insurance Company, or to its reinsurers, if they choose to request such information, any records or knowledge of conditions related to the following:
         My mental or physical health, including, but not limited to, information regarding my HIV status, including all test records and results; other insurance coverage; hazardous activities; character; general reputation; mode of living; finances; vocation; and other personal traits for the purpose of verifying information sworn on this application, and to determine eligibility for insurance. I understand that information obtained will only be released to reinsurers, the MIB, or those performing services in connection with my Application or claim or as lawfully required. I agree that this authorization is valid for 26 months, that a photocopy of it is as valid as the original, and that I or an authorized representative may request a copy of this authorization.

Signed at (city/state)              Date    Signature of Parent or Guardian
                                            (if necessary)
Signature of Proposed Insured               Producer/Representative's Name
                                            (please print)
Signature of Proposed Second Insured        Signature of Producer/Representative
Signature of Owner(s) (if other than Proposed Insured)

PLEASE NOTE (NOT APPLICABLE IN OREGON, AND VIRGINIA): Any person who knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. In Colorado, any insurance company, or agent of an insurance company, who knowingly provides false, incomplete, or misleading facts or information to an Owner(s) or claimant for the purpose of defrauding, or attempting to defraud, the Owner(s) or claimant with regard to a settlement or award payable from insurance proceeds, shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies. D.C. RESIDENTS, WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant. NEW JERSEY RESIDENTS: Any person who includes any false or misleading information on an insurance policy is subject to criminal and civil penalties.

         14.      Contact Information

A representative of Jackson National Life(R) may contact you for an interview to help determine your eligibility for this coverage. For future communication, please provide the following information:
         Proposed Insured  Proposed Second Insured
         Best Time to Call
         Next Best Time
         Best Day to Call
         Next Best Day
         Please Call at    n Home   n Business       n Home    n Business
         Home Phone
         Business Phone
         Fax Number
         E-Mail Address

         15. Producer/Representative Use Only

15a. Does the policy applied for replace an existing annuity or life insurance policy? n Yes n No If "Yes," attach replacement forms as required.
15b.     Producer/Representative's Statement
         By signing this Application, I acknowledge that (please check the one that applies): n The coverage illustrated matches the coverage applied for. n The coverage applied for differs from the coverage illustrated. n I did not provide an illustration.
I acknowledge and represent that: (1) I read each question on the Application in English, or in another language understood by the Proposed Insured(s), and accurately recorded his/her responses; (2) I am not aware of any requested information that was not disclosed or was misrepresented on the Application; and
(3) all information provided on this Report, or in response to Company inquiries about the Application or the Proposed Insured(s) is true and correct to the best of my knowledge and belief. I have given the Proposed Insured(s) the Notice of Disclosure of Information. I certify that I am authorized and qualified to discuss the Policy herein applied for. I have determined that this is a suitable transaction for the Proposed Insured(s).

Signature of Producer/Representative                 Date     Broker/Dealer Name
Printed Name of Producer/Representative     Producer/Representative No.
                                            Broker/Dealer No.
Telephone No.     Fax No.  E-Mail Address   Option (please check one)
(      ) (      )          n A      n B     n C

Temporary Insurance Agreement
MAKE CHECKS PAYABLE ONLY TO JACKSON NATIONAL LIFE INSURANCE COMPANY

PREMIUM CANNOT BE ACCEPTED if any Proposed Insured is over age 80.
Received from              the sum of $              on this date____/____/____.
________

(Any reference in this Temporary Insurance Agreement to the Proposed Insured(s), the policy, or an amount applied for, refers to the Proposed Insured(s), the policy and the amount applied for on the Application to which this Temporary
Insurance  was  originally   attached.)
(producer's  initials)
COVERAGE
This Agreement provides life insurance coverage on a temporary basis, but only if all conditions are met and then only to the extent of the LIMITS OF COVERAGE. Upon due proof of death of the Proposed Insured while coverage under this Agreement is in force, the Company will pay the benefits due the beneficiaries listed on the Application to which this Agreement was attached.
CONDITIONS
1. The answers in all parts of the Application and any medical examination report, Application supplement or amendment, must be true and complete as to all material facts.
2. You must never have been treated for, or been advised by, a member of the medical profession to seek treatment for: shortness of breath, emphysema, chronic respiratory disorder, chest pains, discomfort or tightness of the chest, palpitations, heart attack, any disorder of the heart, lymph glands, enlargement of lymph nodes (glands), a tumor, cancer, any immunological disorder, drug or alcohol abuse, or acquired immune deficiency syndrome (AIDS).

3. A check or money order for the premium, for the plan applied for, must be submitted with the Application to which this Temporary Insurance Agreement was attached. A check or money order returned for insufficient funds, or otherwise uncollectable, will void this Agreement.
IF the above CONDITIONS are met, Temporary Insurance shall begin on the date of this Agreement.
LIMITS  OF COVERAGE -- $500,000 OR LESS
Temporary Insurance based on this Agreement, and all other Temporary Insurance Agreements issued by the Company insuring the life of the Proposed Insured(s), is limited to $500,000 or the amount applied for in the Application, WHICHEVER IS LESS. If more than one Temporary Insurance Agreement insures the life of the Proposed Insured(s), and the total amount applied for exceeds $500,000, the beneficiaries under each Agreement shall receive a proportionate share of the total limit of $500,000 based on the amounts applied for in each Application.
If the premium submitted with the Application and any other Application for a policy on the life of the Proposed Insured(s) would purchase more than $500,000 of coverage based on the plan and premium mode applied for, and the Proposed Insured(s) dies while this Agreement is in force, the Company will refund the portion of the premium that would have purchased coverage in excess of $500,000. Last Survivor Policy -- If the Application is for a Last Survivor policy, Temporary Insurance benefits will be payable only upon the death of both Proposed Insureds while coverage under this Agreement is in force.
Suicide -- If the Proposed Insured(s) dies by suicide while sane or insane, while coverage under this Agreement is in force, the amount payable by the Company will be equal to the premium(s) paid.

WHEN
COVERAGE TERMINATES Temporary Insurance shall terminate automatically, and no coverage will be provided on the earliest of:
1. The date the Company offers to issue a policy on a substandard basis;
2. The date the Applicant advises the Company that he or she is no longer interested in obtaining the policy applied for;
3. The date the Company returns any premium paid and/or declines to issue a policy;
4. The date the coverage under the policy becomes effective pursuant to the terms of the Application;
5. The date the Applicant fails or refuses to accept delivery of a policy which has not become effective; or
6. Ninety (90) days after the date of this Agreement.

THIS AGREEMENT IS NOT A BINDER. NO PRODUCER/REPRESENTATIVE IS AUTHORIZED TO ACCEPT RISKS OR BIND COVERAGE, DECIDE INSURABILITY, MODIFY THE TERMS OF THIS AGREEMENT, OR WAIVE ANY OF THE COMPANY'S RIGHTS OR REQUIREMENTS.

Signed at (city/state)              Date    Signature of Parent or Guardian
                                            (if necessary)
Signature of Proposed Insured               Producer/Representative's Name
                                            (please print)
Signature of Proposed Second Insured        Signature of Producer/Representative
Signature of Owner(s) (if other than Proposed Insured)
V3402    12/99

Jackson National Life Insurance Company
For application questions or assistance, please call 800/766-4683 (7:00 a.m. to 6:00 p.m. MT).0

(Leave with applicant)

DISCLOSURE STATEMENT FOR TERMINAL ILLNESS BENEFIT RIDER

DEATH BENEFITS WILL BE REDUCED IF A TERMINAL ILLNESS BENEFIT IS PAID

This Disclosure Statement is intended to provide you with a summary of the Terminal Illness Benefit feature. This feature provides a benefit payment to the Owner(s), in the event the Proposed Insured(s) incurs a terminal illness, equal to any requested amount from 25% to 100% (or $250,000 if less) of your policy death benefit less 1) an interest discount for 12 months and 2) any outstanding policy loan and loan interest due and unpaid, multiplied by a benefit ratio; and
3) any amount due and unpaid during a policy's grace period which applies to a period before the date of entitlement; and 4) an administrative expense charge not to exceed $100. After the payment of a Terminal Illness Benefit, the policy will be subject to the following adjustments:
         1) The death benefit, gross premium, policy value, and remaining premium will be reduced by a benefit ratio equal to the requested benefit divided by the policy death benefit.
         2) Any outstanding loan and loan interest will be reduced by the portion of the loan repaid by any payment of a benefit under this rider.

                       Remaining        Policy   Death    Outstanding
                       Premium Value    Benefit  Loan
    Example: Before Terminal Illness Benefit    $1,000   $5,000   $100,000$2,000
             After Terminal Illness Benefit     $  800   $4,000   $ 80,000$1,600
Requested         Interest         Admin.   Benefit
Benefit  Discount Loan     Fee     Amount
$20,000           - $1,481         - $400            - $100   =        $18,019
This example assumes a benefit request of 20% of the death benefit or $20,000, a discounted interest rate of 8% and administrative fee of $100.

PLEASE NOTE THE FOLLOWING:
       1) No producer/representative has the authority to alter or add to the provisions set forth above.
       2) The Terminal Illness Benefit does not become effective unless the Proposed Insured's(s') terminal illness first manifests itself on or after the 30th day following the policy issue date.
       3) This Terminal Illness Benefit is payable only once.
       4) Payment of a Terminal Illness Benefit could adversely affect your eligibility for Medicaid or other government benefits or entitlements. Because Terminal Illness Benefits may be taxable, you should consult with your personal tax adviser.

V2047    12/99

NOTICE OF DISCLOSURE OF INFORMATION

Information regarding your insurability will be treated as confidential except that Jackson National Life Insurance Company or its reinsurers, may make a brief report to the Medical Information Bureau, a nonprofit membership organization of life insurance companies which operates an information exchange on behalf of its members. Upon request by another member insurance company to which you have applied for life or health insurance, or to which a claim is submitted, the Medical Information Bureau will supply such company with the information it may have in its files. Jackson National Life Insurance Company or its reinsurers may also release information in its file to its reinsurers and to other life insurance companies to which you may apply for life or health insurance, or to which a claim is submitted. Upon receipt of a request from you, the Medical Information Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's file, you may seek correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112; telephone (617) 426-3660. Federal law requires you to be advised that in connection with your application for insurance, an investigative consumer report may be prepared whereby information is obtained through personal interviews with your neighbors, friends or others with whom you are acquainted. Such reports are usually part of the process of evaluating risks for life and health insurance. Inquiry may be made into your character, general reputation, personal characteristics, and mode of living. It is possible that a representative of a firm employed to make such reports may call upon you in person. You have the right to request disclosure of the nature and scope of the investigation upon your written request made within a reasonable time after receipt of this notice. Information obtained through the above inquiries is not designed to establish the sexual orientation of a Proposed Insured(s), and no such inquiry will be made.

V3403    12/99

V3400A   12/99

Temporary Insurance Agreement
(Leave with applicant)

MAKE CHECKS PAYABLE ONLY TO JACKSON NATIONAL LIFE INSURANCE COMPANY


PREMIUM CANNOT BE ACCEPTED if any Proposed Insured is over age 80.

Received from       the sum of $        on this date____/____/____.
________

(Any reference in this Temporary Insurance Agreement to the Proposed Insured(s), the policy, or an amount applied for, refers to the Proposed Insured(s), the policy and the amount applied for on the Application to which this Temporary Insurance was originally attached.)


COVERAGE
This Agreement provides life insurance coverage on a temporary basis, but only if all conditions are met and then only to the extent of the LIMITS OF COVERAGE. Upon due proof of death of the Proposed Insured while coverage under this Agreement is in force, the Company will pay the benefits due the beneficiaries listed on the Application to which this Agreement was attached.
CONDITIONS
1. The answers in all parts of the Application and any medical examination report, Application supplement or amendment, must be true and complete as to all material facts.
2. You must never have been treated for, or been advised by, a member of the medical profession to seek treatment for: shortness of breath, emphysema, chronic respiratory disorder, chest pains, discomfort or tightness of the chest, palpitations, heart attack, any disorder of the heart, lymph glands, enlargement of lymph nodes (glands), a tumor, cancer, any immunological disorder, drug or alcohol abuse, or acquired immune deficiency syndrome (AIDS).
3. A check or money order for the premium, for the plan applied for, must be submitted with the Application to which this Temporary Insurance Agreement was attached. A check or money order returned for insufficient funds, or otherwise uncollectable, will void this Agreement. IF the above CONDITIONS are met, Temporary Insurance shall begin on the date of this Agreement.
LIMITS  OF COVERAGE -- $500,000 OR LESS
Temporary Insurance based on this Agreement, and all other Temporary Insurance Agreements issued by the Company insuring the life of the Proposed Insured(s), is limited to $500,000 or the amount applied for in the Application, WHICHEVER IS LESS. If more than one Temporary Insurance Agreement insures the life of the Proposed Insured(s), and the total amount applied for exceeds $500,000, the beneficiaries under each Agreement shall receive a proportionate share of the total limit of $500,000 based on the amounts applied for in each Application.
If the premium submitted with the Application and any other Application for a policy on the life of the Proposed Insured(s) would purchase more than $500,000 of coverage based on the plan and premium mode applied for, and the Proposed Insured(s) dies while this Agreement is in force, the Company will refund the portion of the premium that would have purchased coverage in excess of $500,000. Last Survivor Policy -- If the Application is for a Last Survivor policy, Temporary Insurance benefits will be payable only upon the death of both Proposed Insureds while coverage under this Agreement is in force.
Suicide -- If the Proposed Insured(s) dies by suicide while sane or insane, while coverage under this Agreement is in force, the amount payable by the Company will be equal to the premium(s) paid.
WHEN COVERAGE TERMINATES
Temporary Insurance shall terminate automatically, and no coverage will be provided on the earliest of:
1. The date the Company offers to issue a policy on a substandard basis;
2. The date the Applicant advises the Company that he or she is no longer interested in obtaining the policy applied for;
3. The date the Company returns any premium paid and/or declines to issue a policy;
4. The date the coverage under the policy becomes effective pursuant to the terms of the Application;
5. The date the Applicant fails or refuses to accept delivery of a policy which has not become effective; or 6. Ninety (90) days after the date of this Agreement.

THIS AGREEMENT IS NOT A BINDER. NO PRODUCER/REPRESENTATIVE IS AUTHORIZED TO ACCEPT RISKS OR BIND COVERAGE, DECIDE INSURABILITY, MODIFY THE TERMS OF THIS AGREEMENT, OR WAIVE ANY OF THE COMPANY'S RIGHTS OR REQUIREMENTS.

V3402    12/99